Exhibit 3.14

                               State of California
                               Secretary of State
                            STATEMENT OF INFORMATION
                           (Limited Liability Company)

               Filing Fee $20.00. If amendment, see instructions.
           IMPORTANT -- READ INSTRUCTIONS BEFORE COMPLETING THIS FORM

                                                     ENDORSED - FILED
                                         In the office of the Secretary of State
                                               of the State of California
                                                     January 07, 2008

1. LIMITED LIABILITY COMPANY NAME (Please do not alter if name is preprinted.)

   TULARE FROZEN FOODS, LLC

                                                  This Space For Filing Use Only
DUE DATE:

FILE NUMBER AND STATE OR PLACE OF ORGANIZATION

2. SECRETARY OF STATE FILE NUMBER    3. STATE OR PLACE OF ORGANIZATION DUE DATE:
   200727810073                         California

COMPLETE ADDRESSES FOR THE FOLLOWING (Do not abbreviate the name of the city. Items 4 and 5 cannot be P.O. Boxes.)

4. STREET ADDRESS OF PRINCIPAL EXECUTIVE OFFICE      CITY AND STATE     ZIP CODE
   650 Tulare Road                                    Lindsay, CA        93247

5. CALIFORNIA OFFICE WHERE RECORDS ARE MAINTAINED    CITY     STATE     ZIP CODE
   (DOMESTIC ONLY)
   650 Tulare Road                                  Lindsay     CA       93247

NAME AND COMPLETE ADDRESS OF THE CHIEF EXECUTIVE OFFICER, IF ANY

6. NAME         ADDRESS                              CITY AND STATE     ZIP CODE

NAME AND COMPLETE ADDRESS OF ANY MANAGER OR MANAGERS, OR IF NONE HAVE BEEN APPOINTED OR ELECTED,PROVIDE THE NAME AND ADDRESS OF EACH MEMBER (Attach additional pages, if necessary.)

7. NAME          ADDRESS                             CITY AND STATE     ZIP CODE
John Rice        1350 Ave. of the Americas, 24th Fl.  New York, NY       10019

8. NAME          ADDRESS                             CITY AND STATE     ZIP CODE
Joseph Ingrassia 1350 Ave. of the Americas, 24th Fl.  New York, NY       10019

9. NAME          ADDRESS                             CITY AND STATE     ZIP CODE


AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and Item 11 must be completed with a California address. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and
Item 11 must be left blank.)

10. NAME OF AGENT FOR SERVICE OF PROCESS
Corporation Servie Company will do business in California as CSC-Lawyers Incorporating Servie

11. ADDRESS OF AGENT FOR SERVICE OF PROCESS       CITY       STATE      ZIP CODE
    IN CALIFORNIA, IF AN INDIVIDUAL
                                                              CA
TYPE OF BUSINESS

12. DESCRIBE THE TYPE OF BUSINESS OF THE LIMITED LIABILITY COMPANY

Frozen Foods

13. THE INFORMATION CONTAINED HEREIN IS TRUE AND CORRECT.

John Rice                     /s/ John Rice            Manager        12/21/2007
---------------------------   ----------------------   -------        ----------
TYPE OR PRINT NAME OF         SIGNATURE                 TITLE           DATE
PERSON COMPLETING THE FORM

LLC-12 (REV 03/2007)                              APPROVED BY SECRETARY OF STATE